Exhibit 10.2

REVOLVING LINE OF CREDIT NOTE

___________________________________________________________________________________________________________

Principal Amount:

$50,000

Interest Rate:

9% Simple interest

Borrower:

Omnitek Engineering Corp.

Lender:

Chachas Land Co., Inc.

___________________________________________________________________________________________________________

FOR VALUE RECEIVED, Omnitek Engineering Corp.,  a California  corporation (“Borrower”) promises to pay to Chachas Land Co., Inc., a Nevada corporation  (the “Lender”), or to order, the principal sum of Fifty Thousand Dollars ($50,000) or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the “Loan Agreement”) of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, at an interest rate of nine percent (9%) simple interest per annum (the “Interest Rate”).  Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

1.

Maturity.   Unless otherwise accelerated pursuant to the Loan Agreement, the principal, any unpaid accrued interest and other charges and fees, shall be due and payable six (6) months from the Effective Date (the “Maturity Date”).  Notwithstanding the foregoing, the entire unpaid principal sum of this Promissory Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the event of default as set forth in the Loan Agreement.

2.

Renewal and Extension of Line of Credit.  Provided that Borrower is not in default under the Loan Agreement or this Promissory Note, at the Maturity Date, the Borrower, at the Borrower’s option may extend and renew this Promissory Note for one additional term of six (6) months.

3.

Interest.  All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of nine percent (9%) simple interest per annum (the “Interest Rate”).  Interest will be calculated on a basis of a 360-day year and charged for the actual number of days elapsed.

4.

Default Interest.  Notwithstanding the foregoing, upon the occurrence of an Event of Default hereunder, the Interest Rate shall immediately increase to the highest rate allowable under applicable law, and shall continue at such rate, both before and after judgment, until the Credit Line has been repaid in full and all of Borrower’s other obligations to Lender hereunder have been fully paid and discharged.

5.

Interest Payments; Repayment.  Interest on the then outstanding principal balance shall be payable on a monthly basis commencing 30 days after the Effective Date, and continuing each month thereafter.   The entire unpaid principal balance, together with any unpaid accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date.  Payment shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America.  All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate.  Borrower may prepay principal and/or interest at any time without penalty.

6.

Prepayment.  Borrower may pre-pay the sums due under this Promissory Note, in whole or in part, at any time from time to time, without penalty or premium, subject to the requirements provided in the Loan Agreement.

7.

Collateral; Security.  As security for all obligations of Borrower to Lender, the Loan Agreement and this Promissory Note shall be secured by such number of shares of the Common Stock of the Borrower (the “Shares”), which value of said Shares based on the closing bid is equal to two (2) times the then outstanding principal and unpaid interest under this Credit Line and the Promissory Note.  In order to facilitate the Security for this Credit Line the Borrower shall issue 100,000 Shares in the name of the Borrower to be held as Security in accordance with a separate Pledge Agreement (the “Pledge Agreement”) of even date herewith between the Borrower and the Lender.  In case of an Event of Default the Lender shall have the rights set forth in the Pledge Agreement.

8.

Default.  Upon and after the occurrence of an Event of Default (as set forth in the Loan Agreement) unless such Event of Default is waived as provided in the Loan Agreement, this Note may, at the option of Lender and without further demand, notice or legal process of any kind, be declared by Lender, and in such case shall immediately become, due and payable.

9.

Waiver.  Demand, presentment, protest and notice of non-payment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.  Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon, or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

10.

Transfer; Successors and Assigns. The terms and conditions of this Promissory Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Lender may not assign, pledge, or otherwise transfer this Promissory Note without the prior written consent of the Borrower. Subject to the preceding sentence, this Promissory Note may be transferred only upon surrender of the original Promissory Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered Lender of this Promissory Note.

11.

Governing Law. This Promissory Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. This Promissory Note shall be deemed made and entered into in San Diego County, State of California and venue for any proceeding or action in connection with this Promissory Note shall be in San Diego County, California.

12.

Notices. All notices, requests, demands and other communications under this Promissory Note, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to the Borrower, addressed to:

Omnitek Engineering Corp.

Attn: Werner Funk, President

1945 S. Rancho Santa Fe Road

San Marcos, CA 92078

If to Lender, addressed to:

Chachas Land Co., Inc.

Attn: Gregory J. Chachas

P.O. Box 151538

Ely, Nevada 89315

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States mail.

13.

Amendments and Waivers.  The terms of this Note may be amended only in writing signed by Borrower and Lender. This Note, together with the Loan Agreement, constitutes and contains the entire agreement between and among the parties regarding the subject matter hereof, and supersedes and replaces all prior agreements, promises and understandings, whether written or oral, proposed or otherwise, regarding the subject matter hereof.

14.

Counterparts; Facsimile Signatures.  This Promissory Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Promissory Note.

15.

Action to Collect on Note. If action is instituted to collect on this Promissory Note, the Borrower promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

16.

Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Promissory Note or any Promissory Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Promissory Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Promissory Note a new Note of like tenor.

IN WITNESS WHEREOF, this Promissory Note is executed as of February 15, 2012.

BORROWER

OMNITEK ENGINEERING CORP.

/s/ Werner Funk

By:  Werner Funk

Its: President and CEO